                          [SL GREEN REALTY CORP. LOGO]
                    420 Lexington Avenue New York City 10170


CONTACT
Michael W. Reid
Chief Operating Officer
- or -
Thomas E. Wirth
Chief Financial Officer
(212) 594-2700


FOR IMMEDIATE RELEASE


           SL GREEN REALTY CORP. REPORTS 18% GAIN IN FIRST QUARTER FFO
                         AND 1412 BROADWAY PROPERTY SALE

FIRST QUARTER HIGHLIGHTS

    - % FFO increase, $0.73 per share (diluted) versus $0.62 (diluted) prior year

    - 17% same store portfolio cash NOI growth

    - Average starting rents ($40.05) were 42% above previous in-place rents

    - 22% increase in FAD; $0.53 per share versus $0.44 prior year

    - Revolving credit facility capacity increased by $50MM to $300MM

    - Completed purchases of One Park Avenue (various ownership/mortgage interests), 1370 Broadway, and 469 Seventh Avenue

    - Originated $40MM in the high-yield structured finance program

    - Contracted for the sale of 1412 Broadway for $91.5 million

FINANCIAL RESULTS

NEW YORK, NY, APRIL 24, 2001 -- SL Green Realty Corp. (NYSE:SLG) reported an 18% increase in operating results for the three months ended March 31, 2001. During this period Funds From Operations (FFO) before minority interest totaled $21.2 million, or $0.73 per share (diluted), compared to $17.2 million, or $0.62 per share (diluted) for the same quarter in 2000. This growth was primarily attributable to strong same-store cash NOI growth of 17%.

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Total quarterly revenues increased 22% in the first quarter to $67.0 million compared to $54.8 million last year. The $12.2 million growth in revenue resulted from:

    - 2001 acquisitions ($10.5 million)

    - 2001 same store portfolio ($5.2 million)

    - Investment and other income ($2.1 million)

These revenue increases were partially offset by reduced revenues of properties sold ($4.2 million) and contributed to an unconsolidated joint venture ($1.1 million).

The $5.2 million increase in same store GAAP revenue was primarily due to:

    - A 47% increase in cash replacement rents over previously fully-escalated rents ($3.2 million)

    - Leasing of previously vacant space ($0.7 million)

    - $1.6 million increase in escalation and reimbursement income primarily from increased electric recoveries ($1.0 million) and higher operating cost escalation revenue ($0.5 million)

    - $0.3 million decrease due to higher revenue reserves and lower signage income

Same store cash NOI increased $4.2 million, or 17%, to $28.1 million over the same period in the prior year. Cash NOI margins before ground rent improved year over year from 56.8% to 59.2%. The increase in cash NOI was driven primarily by the $5.2 million increase in GAAP revenue and the $0.8 million reduction in free and straight-line rental income.

The increase in same store revenue was partially offset by $1.8 million (17%) increase in operating costs. The increase was related to higher electric costs ($1.0 million), higher fuel and steam costs ($0.4 million) and increased payroll costs ($0.3 million). During the quarter, the company recovered approximately 82% of the electric increase through the utility clause in the tenants' leases.

The Company's EBITDA increased $8.3 million, resulting in increased margins before ground rent to 64.1% compared to 60.8% for the same period last year and after ground rent margins improved to 59.2% from 54.8% in the corresponding period. Margin improvement was driven by the following:

    - GAAP NOI of $7.5 million;

    - $6.8 million increase from 2001 acquisitions

         - $3.4 million increase from same-store portfolio (13% improvement)

         - $0.7 million increase from joint ventures

         - $3.2 million decrease from properties sold or contributed to joint venture

    - Income from structured finance ($2.3 million)

These increases in EBITDA were offset by (i) increased MG&A expense ($0.8 million) primarily due to higher personnel costs and professional fees, (ii) the loss from the equity in service corporations and affiliate ($0.4 million) primarily due to lower tenant-rep income and one time start-up costs associated with the expansion of the e.Emerge operation and (iii) increased credit loss reserves ($0.4 million).

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

FFO improved $4.0 million primarily as a result of:

    - $8.3 million increase in EBITDA

    - $0.3 million increased FFO contribution from unconsolidated joint ventures

These FFO improvements were offset in part by higher non-real estate depreciation ($0.1 million) and higher interest costs ($4.4 million). The higher interest costs were associated with: higher average debt levels due to net acquisition and structured finance debt activity ($4.3 million), the higher average debt levels due to the funding of ongoing capital projects and working capital requirements ($0.4 million). These increases in interest expense were partially offset by lower interest rates ($0.3 million).

The Company recorded an extraordinary loss of $0.1 million due to the early extinguishment of debt related to the Madison Avenue properties that was also excluded from the Company's 2001 results.

The Company's 2001 and 2000 results exclude gains on sales of properties which totaled $1.5 million and $14.2 million, respectively and the cumulative effect adjustment for the implementation of SFAS 133 totaling $0.5 million in 2001 during the quarter.

At the end of the quarter, consolidated debt totaled $740.5 million, reflecting a debt to market capitalization ratio of 46.4%.

RECENT ACTIVITY

ACQUISITIONS

ONE PARK AVENUE
In January 2001 the Company acquired various ownership and mortgage interests in One Park Avenue for $233.9 million. This 913,00 square foot, 20-story office building occupies the entire block front on Park Avenue between 32nd and 33rd Street. The Company also acquired an option to purchase the ground lease position. The acquisition was financed with a $150 million mortgage loan from Lehman Brothers Holdings, Inc. and the Company's unsecured line of credit. This transaction closed on January 10, 2001.

1370 BROADWAY
In January 2001 the Company acquired the property located at 1370 Broadway for $50.5 million. This 16-story, 255,000 square foot office building is located across the street from 1372 Broadway, an SL Green property in the Time Square sub-market. In-place rents are approximately $27.72 per square foot, approximately 34% below current market levels. Proceeds from the sale of 17 Battery South funded the acquisition to complete a section 1031 tax-free exchange and defer a $10 million capital gain resulting from the sale.

469 7TH AVENUE
In January 2001 the Company acquired 469 Seventh Avenue with a partner, Morgan Stanley Real Estate Fund III, L.P. ("MSREF"), for $45.7 million. With a total of 253,000 square feet, the building's purchase price represents approximately $180 per square foot. Located two blocks

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north of Penn Station, in-place rents are $28.50 per square foot, approximately
28% below current market levels. The Company holds an interest of 35% in the property. SL Green has assumed managing and leasing responsibilities for the property.

STRUCTURED FINANCE

In March 2001 the Company acquired an existing $39.2 million mezzanine loan position collateralized by a property located in midtown Manhattan. The property is a 770,000 square foot, 25-story Class B office building. The loan, which carries a rate of 900 basis points over the 30-day LIBOR, will mature in January 2003.

In April 2001 the Company received $50.1 million in proceeds from the early redemption of an outstanding mezzanine loan position. The loan had an anticipated maturity date in September 2001. The loan had an original issue discount that has been accelerated and will result in an increase to second quarter investment income totaling $2.1 million.

SALES

1412 BROADWAY The Company announced today it has entered into a contract to sell 1412 Broadway for $91.5 million, to an affiliate of JER partners, a subsidiary of JE Roberts Companies. As part of the transaction, SL Green will retain a participating preferred equity position of up to $13.0 million in the property. The purchase price is subject to adjustment based on the ultimate size of the preferred equity, but in no event shall the purchase price be reduced below $90.2 million. The Company will recognize a gain on sale in the amount of approximately $6.0 million resulting from this transaction.

633 THIRD AVENUE
In January 2001, the Company also sold their retail condominium interests in 633 Third Avenue for $13.25 million resulting in a gain on sale totaling $1.5 million. This represented 40,623 square feet of retail space leased to Chase Manhattan and an affiliate of New York Sports Club.

REFINANCINGS

On March 30, 2001, the company received approval from their bank group to increase the company's unsecured revolving credit facility by $50 million to $300 million.

During January 2001, the company repaid the $26.95 million mortgage encumbering the Madison Avenue properties. The loan was scheduled to mature in May 2001. The company contributed two of the Madison Avenue properties to the company's unencumbered asset pool supporting the unsecured line of credit.

Today, SL Green's portfolio consists of interests in 25 properties, aggregating
10.1 million square feet.

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

SL Green Realty is a self-administered and self-managed real estate investment trust ("REIT") that acquires, owns and manages Manhattan office properties. The Company is the only publicly held REIT which exclusively specializes in this niche.

Financial Tables attached

To receive SL Green's latest news release and other corporate documents, including the Second Quarter Supplemental Data, via FAX at no cost, please contact the Investor Relations office at 212-216-1601. All releases and supplemental data can also be obtained directly from the SL Green website at:
WWW.SLGREEN.COM.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION BASED UPON THE COMPANY'S CURRENT BEST JUDGMENT AND EXPECTATIONS. ACTUAL RESULTS COULD VARY FROM THOSE PRESENTED HEREIN. THE RISKS AND UNCERTAINTIES ASSOCIATED WITH FORWARD-LOOKING INFORMATION IN THIS RELEASE INCLUDE THE STRENGTH OF THE COMMERCIAL OFFICE AND INDUSTRIAL REAL ESTATE MARKETS IN NEW YORK, COMPETITIVE MARKET CONDITIONS, UNANTICIPATED ADMINISTRATIVE COSTS, TIMING OF LEASING INCOME, GENERAL AND LOCAL ECONOMIC GROWTH, INTEREST RATES AND CAPITAL MARKET CONDITIONS. FOR FURTHER INFORMATION, PLEASE REFER TO THE COMPANY'S FILING WITH THE SECURITIES AND EXCHANGE COMMISSION.

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
                              SL GREEN REALTY CORP.
                            STATEMENTS OF OPERATIONS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        Three Months Ended
                                                                              March 31,
                                                                   ------------------------------
                                                                       2001             2000
                                                                   -------------    -------------
      REVENUE:
      Rental revenue, net ......................................        $ 55,003      $ 46,941
      Escalations & reimbursement revenues......................           8,057         5,981
      Signage Rent .............................................             350           500
        Investment income ......................................           3,274         1,013
        Other income ...........................................             310           324
                                                                        --------      --------
        Total revenues .........................................          66,994        54,759
                                                                        --------      --------
      EXPENSES:
      Operating expenses .......................................          15,826        13,190
      Ground rent ..............................................           3,159         3,183
      Interest .................................................          13,897         9,492
      Depreciation and amortization ............................           9,720         7,816
      Real estate taxes ........................................           8,180         7,335
      Marketing, general and administrative ....................           3,547         2,788
                                                                        --------      --------
      Total expenses ...........................................          54,329        43,804
                                                                        --------      --------
      Income before minority interests, preferred stock dividends, gain on sales, Extraordinary item, affiliates, joint
          venture and change to accounting principle............          12,665        10,955
      Equity in net (loss) income from affiliates ..............            (269)          170
      Equity in  net income from  unconsolidated joint Ventures.           1,513           841
      Gain on sale of rental property ..........................           1,514        14,225
      Minority interests .......................................          (1,081)       (2,151)
                                                                        --------      --------
                                                                          14,342        24,040
      Extraordinary loss, net of minority interest .............             (98)           --
      Cumulative effect of change in accounting principle ......            (532)            --
      Preferred stock dividends and accretion ..................          (2,414)       (2,407)
                                                                        --------      --------
      Net income available to common shareholders ..............        $ 11,298      $ 21,633
                                                                        ========      ========
      Net income per share (Basic) .............................        $   0.46      $   0.89
      Net income per share (Diluted) ...........................        $   0.45      $   0.89
      FUNDS FROM OPERATIONS (FFO)
      FFO per  share (Basic) ...................................        $   0.79      $   0.65
      FFO per  share (Diluted) .................................        $   0.73      $   0.62
      FFO CALCULATION:
      Income before minority interests, preferred stock dividends
        and accretion,  extraordinary loss and gain on sales ...        $ 13,909      $ 11,966
      Less:
      Preferred stock dividend .................................          (2,300)       (2,300)
      Add:
      Joint venture FFO adjustment .............................             996           709
      Depreciation and amortization ............................           9,720         7,816
      Amortization of deferred financing costs and depreciation of
        non-real estate assets .................................         (1,155)       (1,023)
                                                                        --------      --------
      FFO - BASIC ..............................................        $ 21,170      $ 17,168
      Add:  Preferred stock dividends ..........................           2,300         2,300
                                                                        --------      --------
      FFO - DILUTED ............................................        $ 23,470      $ 19,468
                                                                        ========      ========
      Basic ownership interests
           Weighted average REIT common shares .................          24,639        24,220
           Weighted average partnership units held by  minority
               interest ........................................           2,296         2,418
                                                                        --------      --------
       Basic weighted average shares and units outstanding .....          26,935        26,638
                                                                        ========      ========
       Diluted ownership interest
         Weighted average REIT common and common share equivalent
           shares ..............................................          25,107        24,414
         Weighted average partnership units held by minority
           interests ...........................................           2,296         2,418
         Common share equivalents for preferred stock ..........           4,699         4,699
                                                                        --------      --------
       Diluted weighted average equivalent shares and units
         outstanding ...........................................          32,102        31,531
                                                                        ========      ========

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
                              SL GREEN REALTY CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)

                                                                                  March 31,       December 31,
                                                                                    2001              2000
                                                                                 -----------      -----------
ASSETS
Commercial real estate properties, at cost:
Land and land interests ....................................................     $   165,814      $   125,572
Buildings and improvements .................................................         785,280          618,637
Building leasehold .........................................................         140,951          139,393
Property under capital lease ...............................................          12,208           12,208
                                                                                 -----------      -----------
                                                                                   1,104,253          895,810
Less accumulated depreciation ..............................................         (81,409)         (78,432)
                                                                                 -----------      -----------
                                                                                   1,022,844          817,378

Properties held for sale ...................................................          82,153           10,895
Cash and cash equivalents ..................................................           8,078           10,793
Restricted cash ............................................................          43,445           86,823
Tenant receivables, net $2,141 and $1,723 reserve in 2001 and 2000,
   respectively ............................................................           8,940            7,580
Related party receivables ..................................................           1,046              917
Deferred rents receivable net of provision for doubtful accounts of
   $5,334 and $4,860 in 2001 and 2000, respectively ........................          46,843           45,816
Investment in and advances to affiliates ...................................           6,919            6,373
Investment in unconsolidated joint Ventures ................................          72,673           65,031
Mortgage loans and preferred investments, net ..............................          92,982           51,293
Deferred costs, net ........................................................          40,940           40,113
Other assets ...............................................................          16,650           18,142
                                                                                 -----------      -----------
Total assets ...............................................................     $ 1,443,513      $ 1,161,154
                                                                                 ===========      ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable .....................................................     $   528,535      $   414,342
Revolving credit facility ..................................................         211,926           46,374
Derivative instruments - Fair Value ........................................           2,814                0
Accrued interest payable ...................................................           3,676            2,349
Accounts payable and accrued expenses ......................................          22,122           24,818
Deferred Compensation Awards ...............................................           1,838            2,833
Deferred revenue ...........................................................           2,073            1,112
Capitalized lease obligations ..............................................          15,369           15,303
Deferred land lease payable ................................................          13,512           13,158
Dividend and distributions payable .........................................          12,746           12,678
Security deposits ..........................................................          20,137           19,014
                                                                                 -----------      -----------
Total liabilities ..........................................................         834,748          551,981
                                                                                 -----------      -----------
Minority interests .........................................................          43,062           43,326

8%Preferred Income Equity Redeemable Stock $0.01 par value, $25.00 mandatory liquidation preference 25,000 shares
  authorized, 4,600 outstanding in 2001 and 2000 ...........................         110,888          110,774

STOCKHOLDERS' EQUITY
Common stock, $.01 par value 100,000 shares
   authorized, 24,705 and 24,515 issued and
   outstanding in 2001 and 2000, respectively ..............................             248              246
Additional paid - in capital ...............................................         433,482          428,698
Deferred compensation plan and officer loans ...............................          (9,400)          (5,037)
Accumulated Other Comprehensive Income .....................................          (2,409)            --
Earnings in excess of distributions ........................................          32,894           31,166
                                                                                 -----------      -----------
Total stockholders' equity .................................................         454,815          455,073
                                                                                 -----------      -----------
Total liabilities and stockholders' equity .................................     $ 1,443,513      $1,161 ,154
                                                                                 ===========      ===========

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
                              SL GREEN REALTY CORP.
                       SELECTED OPERATING DATA- UNAUDITED

                                                       MARCH 31, 2001  MARCH 31, 2000

OPERATING DATA:

Net rentable area at end of period (in 000's)(1) ....     10,045         8,504
Portfolio occupancy percentage at end of period .....        98%           97%
Same Store occupancy percentage at end of period ....        98%           97%
Number of properties in operation ...................        25            24

(1) Includes wholly-owned and minority owned properties.

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